As filed with the Securities and Exchange Commission on September 25, 2007
Registration No. ______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIONS GATE ENTERTAINMENT CORP.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

1055 West Hastings Street, Suite 2200 Vancouver, British Columbia V6E 2E9	2700 Colorado Avenue, Suite 200 Santa Monica, California 90404
(Address, Including Zip Code, of Principal Executive Offices)

Lions Gate Entertainment Corp.
2004 Performance Incentive Plan
(Full Title of the Plan)

Wayne Levin
General Counsel
Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(310) 449-9200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
			Maximum		Maximum
Title of	Amount		Offering		Aggregate		Amount Of
Securities	To Be		Price		Offering		Registration
To Be Registered	Registered		Per Share		Price		Fee
Common Shares, no par value	7,000,000 shares	(1)	$9.40	(2)	$65,800,000	(2)	$2,020.06	(2)

(1)	This Registration Statement covers, in addition to the number of common shares of Lions Gate Entertainment Corp., a company recognized under the laws of the Province of British Columbia (the “Company” or the “Registrant”), no par value (the “Common Shares”), stated above, options and other rights to purchase or acquire the Common Shares covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Lions Gate Entertainment Corp. 2004 Performance Incentive Plan (as amended, the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Shares on September 24, 2007, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 6.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by the Company to register additional securities under the Plan and consists of only those items required by General Instruction E to Form S-8. The additional securities are to be issued pursuant to amendments to the Plan approved by the Company’s Board of Directors on July 25, 2007, and by the Company’s shareholders on September 11, 2007.
PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2007, filed with the Commission on May 30, 2007 (Commission File No. 001-14880);

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2007, filed with the Commission on August 9, 2007 (Commission File No. 001-14880);

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on September 14, 2007, September 10, 2007 (only with respect to Items 1.01, 2.01, 3.02 and 5.02 included therein), August 9, 2007 (only with respect to Item 1.01 included therein), August 2, 2007 (only with respect to Item 1.01 included therein), June 1, 2007 and May 29, 2007 (only with respect to Item 1.01 included therein) (each, Commission File No. 001-14880);

(d)	The description of the Company’s Common Shares contained in its Registration Statement on Form 8-A filed with the Commission on August 5, 2004 (Commission File No. 001-14880), which incorporates such description from the Company’s Post-Effective Amendment No. 2 to Registration Statement on Form S-3 filed with the Commission on July 26, 2004 (Commission File No. 333-114148), and any other amendment or report filed for the purpose of updating such description; and

(e)	The Company’s Registration Statements on Form S-8 relating to the Plan, filed with the Commission on January 25, 2005 (Commission File No. 333-122275) and August 2, 2007 (Commission File No. 333-145068).
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 8. Exhibits
See the attached Exhibit Index at page 6, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on September 25, 2007.

LIONS GATE ENTERTAINMENT CORP.
By:	/s/ James Keegan
James Keegan
Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Jon Feltheimer, Michael Burns, Wayne Levin and James Keegan, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jon Feltheimer Jon Feltheimer	Chief Executive Officer and Co-Chairman of the Board of Directors (Principal Executive Officer)	September 25, 2007
/s/ James Keegan James Keegan	Chief Financial Officer (Principal Accounting and Financial Officer)	September 25, 2007
/s/ Mark Amin Mark Amin	Director and Vice Chairman of the Board of Directors	September 25, 2007
/s/ Norman Bacal Norman Bacal	Director	September 25, 2007
/s/ Michael Burns Michael Burns	Director and Vice Chairman of the Board of Directors	September 25, 2007
/s/ Arthur Evrensel Arthur Evrensel	Director	September 25, 2007

Signature	Title	Date
/s/ Morley Koffman Morley Koffman	Director	September 25, 2007
/s/ Harald Ludwig Harald Ludwig	Co-Chairman of the Board of Directors	September 25, 2007
/s/ Laurie May Laurie May	Director	September 25, 2007
/s/ Daryl Simm Daryl Simm	Director	September 25, 2007
/s/ Hardwick Simmons Hardwick Simmons	Director	September 25, 2007
/s/ G. Scott Paterson G. Scott Paterson	Director	September 25, 2007

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.	Lions Gate Entertainment Corp. 2004 Performance Incentive Plan. (Filed as Appendix A to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on July 26, 2007 (Commission File No. 001-14880) and incorporated herein by this reference.)

5.	Opinion of Heenan Blaikie LLP (opinion regarding legality).

23.1	Consent of Ernst & Young LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).